Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of Excelsior Funds of our report dated October 5, 1995, relating to the financial statements and financial highlights of the Cash Reserves Portfolio, which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.



/s/ Price Waterhouse
Chartered Accountants
Toronto, Ontario
December 18, 1995